UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 20, 2013

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation or organization)		Identification No.)

1110 W. Commercial Boulevard, Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 20, 2013, Universal Insurance Holdings, Inc. (the “Company”) provided notice to the NYSE MKT that the Company intends to voluntarily transfer the listing of its common stock, $0.01 par value (the “Common Stock”), from the NYSE MKT to the New York Stock Exchange (“NYSE”). The Common Stock has been approved for listing on the NYSE, and the Company expects that the Common Stock will begin trading on the NYSE on December 3, 2013. The Common Stock will continue to trade under the ticker symbol “UVE.” Until the transfer of the listing to the NYSE is completed, the Common Stock will continue to be traded on the NYSE MKT.

A copy of the press release issued by the Company in connection with the transfer of its listing is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release dated November 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 20, 2013	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Sean P. Downes
Sean P. Downes President and Chief Executive Officer